Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

December 11, 2020

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street
Leawood, Kansas 66211

Ladies and Gentlemen:

We have acted as counsel to AMC Entertainment Holdings, Inc., a Delaware corporation (the “Company”), in connection with the (i) authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of up to 178,021,978 shares (the “Company Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (ii) the offer and sale by the selling stockholder (the “Selling Stockholder”) named in the prospectus included in the Registration Statement (as defined below), from time to time, of up to 21,978,022 shares (the “Selling Stockholder Shares” and together with the Company Shares, the “Shares”) of Common Stock, as contemplated by the Company’s Registration Statement on Form S-3 filed on December 3, 2020, as amended by the Pre-Effective Amendment No. 1 to Form S-3 filed on the date hereof ( the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares may be offered and sold from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein, and any supplements thereto filed pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, (ii) the prospectus contained in the Registration Statement, (iii) the Third Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, (iv) the Third Amended and Restated Bylaws of the Company, and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have also assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop orders suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Company Shares are offered or issued as contemplated by the Registration Statement, (ii) the issuance (including the execution, delivery and performance thereof) and the terms of the Company Shares and the terms of any offering and sale of the Company Shares have been duly authorized by the Company, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Company Shares will be issued, offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Company Shares will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto and (vi), the Company has received the consideration therefore specified in any applicable definitive underwriting or similar agreement and that the consideration for such Company Shares is at least equal to the par value of such Company Shares.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.	The Company Shares, when sold as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

2.	The Selling Stockholder Shares have been duly authorized by the Company and, when issued to the Selling Stockholder, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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